SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2008

INTERNATIONAL STEM CELL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2008, to obtain funding for both working capital and the eventual repayment of the outstanding obligation under the OID Senior Secured Convertible Note with a principal amount of $1,000,000 issued in May 2008, International Stem Cell Corporation (the “Company”) entered into a Series D Preferred Stock Purchase Agreement (the “Series D Agreement”) with accredited investors (the “Investors”) to sell for up to five million dollars ($5,000,000) up to fifty (50) shares of Series D Preferred Stock (“Series D Preferred”) at a price of $100,000 per Series D Preferred share.  The sale of the Preferred is scheduled to close on the following schedule: (1) 10 shares were sold December 30, 2008; (2) subject to determination by the Investors that there has been no material adverse event with respect to the Company, 10 shares will be sold February 5, 2009; and (3) at the Investors’ sole discretion 10 shares will be sold on each of March 20, 2009, June 30, 2009 and September 20, 2009.  If the Investors decide not to purchase shares in any of the later three discretionary tranches, then their rights to purchase shares in future tranches shall terminate.  The terms of the Series D Preferred are described in Item 5.03 below.

The shares of Series D Preferred were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In connection with the Series D Agreement, the Company also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Investors. Pursuant to the Investor Rights Agreement, the Investors have a participation right, whereby they may purchase their pro rata share of any privately offered new securities being offered by the Company, subject to certain exceptions.  The Investor Rights Agreement also requires that the Company obtain approval from the Board of Directors, including the affirmative vote of the director elected by the Series C Preferred Stock and the director elected by the Series D Preferred Stock, for specified transactions.

Pursuant to the Series D Agreement, the Company entered into an Employment Agreement with Mr. Andrei Semechkin whereby he would serve as the Chief Business Officer of the Company, reporting to the Board and being responsible (in collaboration with the CEO) for developing the overall business strategy for the Company, tracking and allocating Company resources, overseeing the creation and implementation of personnel policy, defining target markets, identifying and developing new business opportunities, and developing international business opportunities.  This Employment Agreement has a term of five years, subject to earlier termination for cause (as defined in the agreement) or upon voluntary resignation by the employee. Mr. Andrei Semechkin will receive an annual salary at least equal to the highest salary paid to any officer of the Company other than the President or CEO, and in no event less than $180,000 per year. Mr. Semechkin will also be eligible to participate in Company benefit and bonus programs.

Pursuant to the Series D Agreement, the Company also entered into an Employment Agreement with Mr. Rouslan Semechkin, who currently serves as a director of the Company.  Pursuant to this Employment Agreement, the Company has agreed to employ Mr. Rouslan Semechkin as a research scientist and, upon his attaining a PhD, as Senior Research Scientist.  This Employment Agreement has a five-year term subject to earlier termination for cause (as defined in the agreement) or upon voluntary resignation by the employee.  Mr. Rouslan Semechkin will receive a salary of $80,000 per year while he is employed as a research scientist, with an increase to $120,000 per year upon attaining his PhD and corresponding promotion to Senior Research Scientist.  The Company has also agreed that Mr. Rouslan Semechkin’s salary will not be less than the annual base salaries paid to employees of similar position and status within the Company.  Mr. Semechkin will also be eligible to participate in Company benefit and bonus programs.

ITEM 1.02     TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Pursuant to the terms of the Series D Agreement, the Company agreed to terminate the final tranche of financing under the Securities Purchase Agreement dated August 30, 2008 by and between X-Master, Inc. and the Company relating to the offer and sale of shares of Series C Preferred Stock of the Company.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 regarding the sale of shares of Series D Preferred.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

(b)           As part of the Series D Preferred financing transaction and in connection with the election to the Board of the director designated by the holders of Series D Preferred (as discussed below) and the agreement among the parties that the size of the Board would remain at seven directors, Mr. Edward O. Hunter resigned from the Board effective as of December 30, 2008. Mr. Hunter will continue to serve the Company as a member of the Company’s Financial Advisory Board.

(d)           Pursuant to the terms of the Series D Agreement, on December 30, 2008, the Company (i) appointed Mr. Andrei Semechkin (as the designee of the holders of Series D Preferred) to the Board of Directors for a term that expires at the next annual meeting of stockholders, and (ii) entered into the Employment Agreement with Mr. Andrei Semechkin described in Item 1.01.

ITEM 5.03     AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

To create the Series D Preferred sold to the Investors under the Series D Agreement, on December 29, 2008, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Rights, Preferences, Privileges and Restrictions of the Series D Preferred.  The Series D Preferred is convertible into shares of common stock at $0.25 per share, resulting in an initial conversion ratio of 400,000 shares of common stock for every share of Series D Preferred. The Series D Preferred has an anti-dilution clause whereby, if the Company issues equity securities or securities convertible into equity at a price below the conversion price of the Series D Preferred, the conversion price of the Series D Preferred shall be adjusted downward to equal the price of the new securities. The Series D Preferred has priority over the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock on the proceeds from any sale or liquidation of the Company in an amount equal to the purchase price of the Series D Preferred, plus any accrued but unpaid dividends. From the date of issuance of the Series D Preferred through December 31, 2011, dividends at the rate per annum of ten percent (10%) of the Purchase Price per share shall accrue on such shares of Series D Preferred.  From and after January 1, 2012, dividends at the rate per annum of six percent (6%) of the Purchase Price per share shall accrue on such shares of Series D Preferred.  Dividends are payable quarterly and are cumulative.  Each share of Series D Preferred has the same voting rights as the number of shares of Common Stock into which it would be convertible on the record date.  As long as there are at least 10 shares of Series D Preferred outstanding, the holders of Series D Preferred have (i) the right to nominate and elect one member of the Board (and two members of the Board if no shares of Series C Preferred Stock are outstanding), and (ii) the right to approve specified significant transactions affecting the Company.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)   EXHIBITS

Exhibit No.	Exhibit Description

10.1	Series D Preferred Stock Purchase Agreement dated December 30, 2008
10.2	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series D Preferred Stock of International Stem Cell Corporation dated December 29, 2008
10.3	Investor Rights Agreement dated December 30, 2008
10.4	Employment Agreement with Andrei Semechkin
10.5	Employment Agreement with Rouslan Semechkin
99.1	Press Release dated January 5, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chief Executive Officer

Dated: January 5, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Series D Preferred Stock Purchase Agreement dated December 30, 2008
10.2	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series D Preferred Stock of International Stem Cell Corporation dated December 29, 2008
10.3	Investor Rights Agreement dated December 30, 2008
10.4	Employment Agreement with Andrei Semechkin
10.5	Employment Agreement with Rouslan Semechkin
99.1	Press Release dated January 5, 2009